Exhibit 10.4

DEBT SATISFACTION AGREEMENT

Cleveland Capital, L.P. (the “Holder”) hereby acknowledges and agrees that upon the closing of the offering (the “Closing”) pursuant to the Amended and Restated Securities Purchase Agreement dated September 15, 2025 (the “Securities Purchase Agreement”) by and between Flux Power Holdings, Inc., a Nevada corporation (the “Company”) and the Holder, the total principal amount of $1,000,000 outstanding plus any and all interest accrued to date of the Closing (the “Obligations”) due to Holder under the Subordinated Unsecured Promissory Note dated November 2, 2023, as amended (the “Note”) issued by Company to the Holder in connection with a certain Credit Facility Agreement dated November 2, 2023, by and between the Company and the Holder (“Credit Facility Agreement”), shall be applied in full satisfaction of the subscription price for Pre-Funded Warrants and Common Warrants subscribed for under the Securities Purchase Agreement (the “Securities”). All defined terms not otherwise defined herein shall have the meaning ascribed in the Securities Purchase Agreement.

In connection with the purchase and issuance of the Securities pursuant to the Securities Purchase Agreement and satisfaction of the Obligations, the Holder represents, warrants and covenants to the Company that (1) the Securities are being acquired and issued in exchange for full payment and settlement of any and all obligations of the Company due to the Holder under the Note and the Credit Facility Agreement, and upon issuance of the Securities all obligations under the Note and Credit Facility Agreement shall be deemed paid in full, satisfied, discharged and cancelled, and all obligations of the Company thereunder shall be extinguished with the Company having no obligations to the Holder thereunder and the Holder shall have no rights thereunder; (2) Holder has legal title to the Note and any rights of Holder thereunder have not otherwise been transferred and are not encumbered; and (4) any representations and warranties of the Holder set forth in the Securities Purchase Agreement are true, correct and complete as of the date of this Debt Satisfaction Agreement and (5) as an inducement for Company to issue the Securities, the undersigned hereby waives any rights that Holder may have under the Note and Credit Facility Agreement.

Furthermore, the Company and Holder hereby agree that the Note and the Credit Facility Agreement shall terminate concurrently with the occurrence of the Closing, and such agreements shall have no effect of the law as of the date of the Closing.

Date: September 15, 2025	Cleveland Capital, L.P.

By:
Name:
Title:

Acknowledged and Agreed to By:

Flux Power Holdings, Inc.

By:
Name:	Krishna Vanka
Title:	Chief Executive Officer